EXHIBIT (M)(B)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Eaton Vance Prime Rate Reserves of our report relating to Senior Debt Portfolio dated August 11, 1995, in the Statement of Additional Information, which is part of such Registration Statement.

Deloitte & Touche

Grand Cayman, Cayman Islands
British West Indies
October 18, 1995